Exhibit 21

SUBSIDIARIES	PLACE OF INCORPORATION
1385606 Alberta ULC	Alberta, Canada
Aidells Sausage Company, Inc.	Delaware
Alberta Farm Industries ULC	Alberta, Canada
Artisan Bread Co., LLC	North Carolina
Bryan Foods, Inc.	Delaware
C.V. Holdings, Inc.	Philippines
CBFA Management Corp.	Delaware
Central Industries, Inc.	Mississippi
Cobb (Shanghai) Enterprise Management Consulting Co., Ltd.	China
Cobb Ana Damizlik Tavukculuk Sanayi Ve Ticaret Limited Sirketi	Turkey
Cobb Asia (Thailand) Limited	Thailand
Cobb Europe B.V.	The Netherlands
Cobb Europe Limited	England and Wales
Cobb-Heritage, LLC	Delaware
Cobb-Vantress Brasil Ltda.	Brazil
Cobb-Vantress New Zealand Limited	New Zealand
Cobb-Vantress Philippines, Inc.	Philippines
Cobb-Vantress, Inc.	Delaware
DFG Foods, Inc.	Delaware
DFG Foods, L.L.C.	Oklahoma
Egbert LLC	Delaware
Flavor Corp.	Delaware
Flavor Holdings, Inc.	Delaware
Foodbrands America, Inc.	Delaware
Foodbrands Supply Chain Services, Inc.	Delaware
Gallo Salame, Inc.	California
Global Employment Services, Inc.	Delaware
Godrej Tyson Foods Limited	India
Golden Island Jerky Company, Inc.	California
Haimen Tyson Poultry Development Co., Ltd.	China
Healthy Frozen Food, Inc.	Delaware
Hillshire Brands (Australia) Pty Ltd.	Australia
Hubei Tongxing Cobb Breeding Company, Ltd.	China
Hudson Midwest Foods, Inc.	Nebraska
Hybro Genetics Brasil Ltda.	Brazil
IBP Caribbean, Inc.	Cayman Islands
IBP Finance Company of Canada	Nova Scotia, Canada
IBP Foodservice, L.L.C.	Delaware
IBP Redevelopment Corporation	Missouri
International Affiliates & Investment LLC	Delaware
Jiangsu Tyson Foods Co., Ltd.	China
Madison Foods, Inc.	Delaware
National Comp Care Inc.	Delaware
New Canada Holdings, Inc.	Delaware
Oaklawn Capital Corporation	Delaware

Exhibit 21

Oaklawn Sales Ltd.	British Virgin Islands
PBX, inc.	Delaware
Rizhao Tyson Foods Co., Ltd.	China
Rizhao Tyson Poultry Company, Ltd.	China
Rural Energy Systems, Inc.	Delaware
Sara Lee Diversified, LLC	Delaware
Sara Lee Foods, LLC	Delaware
Sara Lee Household & Body Care Malawi Ltd.	Malawi
Sara Lee International LLC	Delaware
Sara Lee International TM Holdings LLC	Delaware
Sara Lee Mexicana Holdings Investments LLC	Delaware
Sara Lee TM Holdings LLC	Delaware
Sara Lee Trademark Holdings Australasia LLC	Delaware
Sara Lee-Kiwi Holdings, LLC	Delaware
Saramar, L.L.C.	Delaware
Shandong Tyson-Da Long Food Company Limited	China
Southern Family Foods, L.L.C.	Delaware
Southwest Products, LLC	Delaware
SRI Holding, LLC	Delaware
Texas Transfer, Inc.	Texas
TFI Real Estate Holdings LLC	Delaware
The Bruss Company	Illinois
The Hillshire Brands Company	Maryland
The IBP Foods Co.	Delaware
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson (Shanghai) Enterprise Management Consulting Co., Ltd.	China
Tyson Americas Holding Sárl	Luxembourg
Tyson Breeders, Inc.	Delaware
Tyson Canada Finance LP	New Brunswick, Canada
Tyson Chicken, Inc.	Delaware
Tyson China Holding 2 Limited	Hong Kong
Tyson China Holding 3 Limited	Hong Kong
Tyson China Holding Limited	Hong Kong
Tyson Delaware Holdings, LLC	Delaware
Tyson Deli, Inc.	Delaware
Tyson Farms, Inc.	North Carolina
Tyson Foods Canada Inc. (Les Aliments Tyson Canada Inc.)	Ontario, Canada
Tyson Foods East China Development Co., Ltd.	China
Tyson Foods, Inc.	Delaware
Tyson Fresh Meats, Inc.	Delaware
Tyson Global Holding Sárl	Luxembourg
Tyson Hog Markets, Inc.	Delaware
Tyson India Holdings, Ltd.	Republic of Mauritius
Tyson International Company, Ltd.	Bermuda
Tyson International Holding Company	Delaware

Exhibit 21

Tyson International Holdings Sárl	Luxembourg
Tyson International Service Center, Inc.	Delaware
Tyson International Service Center, Inc. Asia	Delaware
Tyson International Service Center, Inc. Europe	Delaware
Tyson Mexican Original, Inc.	Delaware
Tyson Mexico Trading Company S. de R.L. de CV	Mexico
Tyson of Wisconsin, LLC	Delaware
Tyson Pet Products, Inc.	Delaware
Tyson Poultry, Inc.	Delaware
Tyson Prepared Foods, Inc.	Delaware
Tyson Processing Services, Inc.	Delaware
Tyson Refrigerated Processed Meats, Inc.	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Service Center Corp.	Delaware
Tyson Shared Services, Inc.	Delaware
Tyson Warehousing Services, LLC	Delaware
Van’s International Foods	California
Veat, Inc.	Delaware
WBA Analytical Laboratories, Inc.	Delaware
Wilton Foods, Inc.	New York
Zemco Industries, Inc.	Delaware